Exhibit 10.1

AMENDMENT NO. 4 TO THE SG BLOCKS, INC.
STOCK INCENTIVE PLAN

This Amendment No. 4 (this “Amendment”) to the SG Blocks, Inc. Stock Incentive Plan, as amended and restated on January 30, 2017, as amended by Amendment No. 1 dated June 1, 2018, Amendment No. 2 dated July 30, 2020, and Amendment No. 3 dated August 18, 2021 (the “Plan”), of Safe & Green Holdings Corp. f/k/a SG Blocks, Inc., a Delaware corporation (the “Company”), is dated as of October 5, 2023, the date of approval by the Company’s stockholders (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

WHEREAS, the Company maintains the Plan to provide for certain equity incentive compensation awards to directors, officers, consultants and other key employees of the Company;

WHEREAS, the Plan currently provides for a maximum of 3,625,000 Shares that may be issued or delivered pursuant to Awards under the Plan; and

WHEREAS, the Board of Directors (the “Board”) and a majority of the stockholders (the “Stockholders”) of the Company have determined that it is in the best interests of the Company to amend the Plan to increase the maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan by 5,000,000 shares, to 8,625,000 Shares.

NOW, THEREFORE, effective as of the Effective Date, the Plan shall be amended as follows:

I. Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

a. Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be Eight Million Six Hundred Twenty-Five Thousand (8,625,000) (all of which may be granted with respect to Incentive Stock Options). Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

IN WITNESS WHEREOF, the undersigned hereby certifies that this Amendment No. 4 was duly adopted by the Board and a majority of the Stockholders, effective as of the Effective Date.

SG BLOCKS, INC.

By:	/s/ Paul M. Galvin
Name:	Paul M. Galvin
Title:	Chief Executive Officer